                                                                  EXHIBIT 99.a28

                       AMERICAN CENTURY MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal
Maryland office is located in Baltimore,  Maryland (the  "Corporation"),  hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to the authority expressly vested in the Board of Directors by Article  FIFTH and Article  SEVENTH of the Articles of  Incorporation  of the
Corporation,  the Board of Directors of the Corporation has (a) duly established a new series of shares titled  Capital Growth Fund for the  Corporation's  stock and has  allocated  Three  Hundred  Million  (300,000,000)  shares of the Eleven
Billion One Hundred Million  (11,100,000,000) shares of authorized capital stock of the Corporation,  par value One Cent ($0.01) per share, for the aggregate par value  of Three  Million  Dollars  ($3,000,000)  to the new  series  and (b) has allocated  Ten Billion  Seventy  Million  (10,070,000,000)  shares of the Eleven
Billion One Hundred Million  (11,100,000,000) shares of authorized capital stock of the Corporation,  par value One Cent ($0.01) per share, for the aggregate par value of One Hundred Million Seven Hundred Thousand Dollars ($100,700,000). As a
result of the action taken by the Board of Directors referenced in Article FIRST of these Articles Supplementary,  the thirteen (13) series (hereinafter referred to as  "Series")  of stock of the  Corporation  and the  number  of  shares  and aggregate par value of each is as follows:

                                                                     Aggregate
Series                                        No. of Shares          Par Value
------                                        -------------          ---------
Growth Fund                                   1,260,000,000        $12,600,000
Select Fund                                     600,000,000          6,000,000
Ultra Fund                                    4,150,000,000         41,500,000
Vista Fund                                    1,190,000,000         11,900,000
Heritage Fund                                   640,000,000          6,400,000
Giftrust Fund                                   200,000,000          2,000,000
Balanced Fund                                   215,000,000          2,150,000
New Opportunities Fund                          300,000,000          3,000,000
Tax-Managed Value Fund                          215,000,000          2,150,000
Veedot Fund                                     300,000,000          3,000,000
Veedot Large-Cap Fund                           300,000,000          3,000,000
New Opportunities II Fund                       400,000,000          4,000,000
Capital Growth Fund                             300,000,000          3,000,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the  Corporation (a) has duly  established  classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
FIRST above among the Classes of shares.  As a result of the action taken by the
Board of  Directors,  the Classes of shares of the thirteen (13) Series of stock of the  Corporation  and the number of shares and aggregate par value of each is as follows:

                                                                      Aggregate
Series Name                    Class Name          No. of Shares      Par Value
-----------                    ----------          -------------      ---------
Growth Fund                    Investor              800,000,000     $8,000,000
                               Institutional         100,000,000      1,000,000
                               Service                         0              0
                               Advisor               210,000,000      2,100,000
                               R                      50,000,000        500,000
                               C                     100,000,000      1,000,000

Select Fund                    Investor              360,000,000      3,600,000
                               Institutional          40,000,000        400,000
                               Service                         0              0
                               Advisor               100,000,000      1,000,000
                               A                      25,000,000        250,000
                               B                      25,000,000        250,000
                               C                      25,000,000        250,000
                               C II                   25,000,000        250,000

Ultra Fund                     Investor            3,500,000,000     35,000,000
                               Institutional         200,000,000      2,000,000
                               Service                         0              0
                               Advisor               300,000,000      3,000,000
                               R                      50,000,000        500,000
                               C                     100,000,000      1,000,000

Vista Fund                     Investor              800,000,000      8,000,000
                               Institutional          80,000,000        800,000
                               Service                         0              0
                               Advisor               210,000,000      2,100,000
                               C                     100,000,000      1,000,000

Heritage Fund                  Investor              400,000,000      4,000,000
                               Institutional          40,000,000        400,000
                               Service                         0              0
                               Advisor               100,000,000      1,000,000
                               C                     100,000,000      1,000,000

Giftrust Fund                  Investor              200,000,000      2,000,000

Balanced Fund                  Investor              150,000,000      1,500,000
                               Institutional          15,000,000        150,000
                               Service                         0              0
                               Advisor                50,000,000        500,000

New Opportunities Fund         Investor              300,000,000      3,000,000

                                       2

                                                                     Aggregate
Series Name                    Class Name         No. of Shares      Par Value
-----------                    ----------         -------------      ---------
Tax-Managed Value Fund         Investor            150,000,000        1,500,000
                               Institutional        15,000,000          150,000
                               Advisor              50,000,000          500,000

Veedot Fund                    Investor            200,000,000        2,000,000
                               Institutional        50,000,000          500,000
                               Advisor              50,000,000          500,000

Veedot Large-Cap Fund          Investor            200,000,000        2,000,000
                               Institutional        50,000,000          500,000
                               Advisor              50,000,000          500,000

New Opportunities II Fund      Investor            250,000,000        2,500,000
                               Institutional        50,000,000          500,000
                               A                    25,000,000          250,000
                               B                    25,000,000          250,000
                               C                    25,000,000          250,000
                               C II                 25,000,000          250,000

Capital Growth Fund            A                   100,000,000        1,000,000
                               B                   100,000,000        1,000,000
                               C                   100,000,000        1,000,000

     THIRD:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     FOURTH:  A description  of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     FIFTH: The Board of Directors of the Corporation  duly adopted  resolutions dividing  into  Series  the  authorized  capital  stock of the  Corporation  and allocating shares to each Series as set forth in these Articles Supplementary.

     SIXTH: The Board of Directors of the Corporation  duly adopted  resolutions establishing  the Series and  allocating  shares to the Series,  as set forth in
Article FIRST,  and dividing the Series of capital stock of the Corporation into
Classes as set forth in Article SECOND.

                                      3

     IN WITNESS WHEREOF,  AMERICAN  CENTURY MUTUAL FUNDS,  INC. has caused these
Articles  Supplementary  to be signed  and  acknowledged  in its name and on its behalf by its Vice President and attested to by its Assistant  Secretary on this
14th day of January, 2004.

                                         AMERICAN CENTURY MUTUAL
                                         FUNDS, INC.
ATTEST:

/s/ Anastasia H. Enneking                By: /s/ Charles A. Etherington
-----------------------------------      ---------------------------------------
Name:  Anastasia H. Enneking             Name:  Charles A. Etherington
Title: Assistant Secretary               Title: Vice President

     THE UNDERSIGNED Vice President of AMERICAN CENTURY MUTUAL FUNDS,  INC., who
executed on behalf of said Corporation the foregoing  Articles  Supplementary to the Charter, of which this certificate is made a part, hereby  acknowledges,  in the  name  of  and  on  behalf  of  said  Corporation,  the  foregoing  Articles
Supplementary  to the Charter to be the corporate act of said  Corporation,  and further  certifies  that, to the best of his knowledge,  information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  January 14, 2004                 /s/ Charles A. Etherington
                                         ---------------------------------------
                                         Charles A.Etherington, Vice President